Exhibit 23.1

                    INDEPENDENT REGISTERED AUDITORS' CONSENT

We consent to the use in this Registration Statement of Modern Technology Corp on Form SB-2, Amendment No. 1 dated July 7, 2005, of our report dated September 21, 2004 appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.


/s/ Greenberg & Company, LLC
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Greenberg & Company, LLC
Springfield, New Jersey 07081
July 7, 2005